CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of US Biomass Corporation (the "Company") on Form 10-KSB for the fiscal years ending December 31, 2001 and 2000, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, J. PETER GYBEN, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2) The information contained in the Report fully presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to MC Law Group and will be retained by MC Law Group and furnished to the Securities and Exchange Commission or its staff upon request.

May 4, 2004

/s/ J. Peter Gyben
__________________________________________________
J. Peter Gyben, Chief Executive Officer, President,
and Chief Financial Officer